UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Entry into Purchase Agreement for South Bay II Communities

On October 7, 2013, CHP Partners, LP, the operating partnership of CNL Healthcare Properties, Inc. (the “Company”), entered into an asset purchase and sale agreement (the “Purchase Agreement”) with the sellers set forth in the table below (collectively, the “South Bay II Sellers”) to acquire a portfolio of eight (8) seniors housing communities with an aggregate total of 900 units (collectively, the “South Bay II Communities”) for an aggregate purchase price of approximately $187.2 million. The average age of the South Bay II Communities is two (2) years.

None of the South Bay II Sellers are affiliates of the Company or the Company’s advisor. However, all of the sellers of the South Bay II Communities are affiliates of South Bay Partners, Ltd. (“South Bay.”) The Company previously acquired a portfolio of senior housing communities from affiliates of South Bay, which is a full-service real estate development company headquartered in Dallas, Texas.

The South Bay II Communities collectively feature 900 units, comprised of 415 independent living units, 254 assisted living units, 173 memory care units, and 58 skilled nursing units (72 beds).

The following table sets forth the names and locations of the South Bay II Communities, their respective purchase prices, and the South Bay II Sellers of each of the South Bay II Communities:

Names & Locations of Communities	Units (Capacity)	Approx. Purchase Price (in millions)	South Bay II Sellers

Legacy Ranch Midland, TX	38	$11.5	Midland Care Group, LP

Isle at Cedar Ridge Cedar Park, TX	80	$21.0	Cedar Park AL Group, LP

Isle at Watercrest – Bryan Bryan, TX	80	$21.0	Bryan AL Investors, LP

Watercrest at Bryan Bryan, TX	204	$26.7	Bryan Senior Investors, LP

Isle at Watercrest – Mansfield Mansfield, TX	98	$25.0	Mansfield AL Group, LP

Watercrest at Mansfield Mansfield, TX	211	$45.0	Waterview at Mansfield Investors, L.P.

The Park at Plainfield Plainfield, IL	123	$26.5	Plainfield Care Group, LLC

The Springs San Angelo, TX	66	$10.5	San Angelo Care Group, LP

Totals:	900	$187.2

The Company is currently conducting due diligence on the South Bay II Communities during an initial 45-day inspection period. Initially, the Company escrowed an earnest money deposit in the amount of $935,000. Following the expiration of the 45-day due diligence period on November 20, 2013, a second deposit in the amount of $935,000 will become due and payable by the Company. At the expiration of the due diligence period, both deposits will become non-refundable and will be applied to the purchase price at closing. If the Company does not complete the acquisition of the South Bay II Communities following the expiration of the due diligence period, the Company may forfeit the entire total amount of the earnest money deposit.

The Company is entitled to a full refund of its earnest money deposits in the event that (i) certain conditions precedent to the Company’s obligation to close on the acquisition of the South Bay II Communities are not satisfied or waived, (ii) the purchase agreement for the South Bay II Communities is terminated on or before the expiration of the due diligence period on November 21, 2013, or (iii) the South Bay Sellers default under the Purchase Agreements.

The acquisition of the South Bay II Communities is subject to the fulfillment of certain conditions precedent, including receipt of required approvals and licenses from applicable state governmental authorities. The Company expects to assume a $27.7 million 10-year Freddie Mac loan with an interest rate of 4.68% related to the Watercrest at Mansfield property. The remaining seven properties are expected to be financed in part through the Company’s Revolving Credit Facility with KeyBank, N.A., as administrative agent, entered into August 19, 2013. At closing of the acquisitions of the South Bay II Communities, approximately $2.4 million of the purchase price will be held back in escrow to guaranty the South Bay II Sellers’ representations and warranties for a period of nine (9) months.

There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by us. Assuming that outstanding contingencies are satisfied, we anticipate that the closing of the South Bay II Communities will take place in December 2013.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 of Regulation S-X under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits

10.1	Purchase and Sale Agreement dated October 7, 2013 among Midland Care Group, LP, Cedar Park AL Group, LP, Bryan AL Investors, LP, Bryan Senior Investors, LP, Mansfield AL Group, LP, Waterview at Mansfield Investors, L.P., Plainfield Care Group, LLC, San Angelo Care Group, LP and CHP Partners, LP (Filed herewith.)

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our website at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer